UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 14, 2019

ENCISION, INC.
(Exact name of registrant as specified in its charter)
Colorado	0-28604	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6797 Winchester Circle, Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(303) 444-2600

(Former name or former address, if changed since last report.) Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ECIA	OTC Bulletin Board

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Encision Inc. (the "Company") held its Annual Meeting of Stockholders ("Annual Meeting") on August 14, 2019. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1 - Election of 5 directors to serve until the 2020 annual meeting of stockholders; each until his successor has been elected and qualified

Nominee	Votes For	Withheld	Broker Non-Votes
Robert H. Fries	5,602,298	349,983	3,214,643
Vern D. Kornelsen	5,608,298	343,983	3,214,643
David W. Newton	5,885,523	66,758	3,214,643
Patrick W. Pace	5,837,717	114,564	3,214,643
Gregory J. Trudel	5,686,707	265,574	3,214,643

All five director nominees were duly elected.

Proposal 2 - Ratification of appointment of independent registered accounting firm – Eide BaillyLLP

Votes For	Votes Against	Abstain	Broker Non-Votes
9,150,279	5,900	10,745	0

Proposal 2 was approved.

Proposal 3 – To approve the amendment of the 2014 Equity Incentive Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
5,691,852	250,604	9,825	3,214,643

Proposal 3 was approved.

Proposal 4 – To vote for a non-binding advisory vote on Executive Compensation

Votes For	Votes Against	Abstain	Broker Non-Votes
5,702,057	239,799	10,425	3,214,643

Proposal 4 was approved.

Proposal 5 – Recommend frequency of non-binding vote on Executive Compensation

Votes For 1 Year	Votes For 2 Years	Votes for 3 Years	Abstain
804,295	76,357	4,994,432	77,197

Proposal 5 was approved for 3 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION INC.

Date: August 16, 2019	By:	/s/ Mala Ray
Mala Ray Controller Principal Accounting Officer